UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 26, 2007

Majesco Entertainment Company

(Exact Name of Registrant as Specified on its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

333-70663 (Commission File Number)	06-1529524 (IRS Employer Identification Number)

160 Raritan Center Parkway, Edison, NJ 08837 (Address of Principal Executive Offices)

(732) 225-8910
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

In connection with the offering of securities and capital raise reported on September 5, 2007 (the “Offering”) by Majesco Entertainment Company (the “Company”), the Company had, as previously reported, issued 277,667 shares of common stock (the “Initial Placement Agent Shares”) to its placement agent, MDB Capital Group, LLC (“MDB”), accompanied by warrants to purchase up to 111,067 shares of common stock at an exercise price of $2.04 per share (the “Initial Placement Agent Warrants”). The Initial Placement Agent Shares and Initial Placement Agent Warrants represented 7% of the securities issued in the Offering.

Subsequently, in satisfaction of its remaining compensation obligations to MDB, on October 26, 2007, the Company issued to MDB a unit purchase option, exercisable commencing March 2008, to purchase, at $1.50 per share (the Offering share purchase price), units comprising (i) 277,667 shares (the “Additional Placement Agent Shares”) and (ii) warrants to purchase up to 111,067 shares, in turn exercisable at $2.04 per share, the Offering warrant exercise price (the “Additional Placement Agent Warrants”). The Additional Placement Agent Shares and Additional Placement Agent Warrants represent 7% of the securities issued in the Offering.

The Additional Placement Agent Shares and shares underlying the Additional Placement Agent Warrants will be included in a Company-filed registration statement covering, as previously reported, the resale of the securities sold in the Offering as well as, the Initial Placement Agent Shares and the shares underlying the initial Placement Agent Warrants.

The offer and sale of the Additional Placement Agent Shares and Additional Placement Agent Warrants was made in reliance upon exemptions from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the Commission under the Securities Act.

ITEM 4.01	Changes in Registrant’s Certifying Accountants

On October 26, 2007, the Company was notified that the partners of Goldstein Golub Kessler LLP (“GGK”) became partners of McGladrey & Pullen, LLP in a limited asset purchase agreement and that GGK resigned as independent registered public accounting firm for the Company. McGladrey & Pullen, LLP was appointed as the Company’s new independent registered public accounting firm. A copy of the letter dated October 26, 2007 from GGK to the Company notifying the Company of the change is filed as Exhibit 16.1 to this Form 8-K.

The audit reports of GGK on the consolidated financial statements of the Company and Subsidiary as of and for the years ended October 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. GGK’s 2006 audit report relating to GGK’s audit of the Company’s financial statements for the fiscal year ended October 31, 2006 included an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern.

The decision to engage McGladrey & Pullen, LLP was approved by the audit committee of the Company’s board of directors.

During the Company’s two most recent fiscal years ended October 31, 2006 and 2005 and through October 31, 2007, the Company did not consult with McGladrey & Pullen, LLP on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and McGladrey & Pullen, LLP did not provide either a written report or oral advice to the Company that McGladrey & Pullen, LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

In connection with the audits of the Company’s consolidated financial statements for each of the fiscal years ended October 31, 2006 and 2005 and through the date of this Current Report, there were: (i) no disagreements between the Company and GGK on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GGK, would have caused GGK to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided GGK a copy of the disclosures in this Form 8-K and has requested that GGK furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not GGK agrees with the

Company’s statements in this Item 4.01. A copy of the letter dated November 1, 2007 furnished by GGK in response to that request is filed as Exhibit 16.2 to this Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits.
(d) Exhibits
Exhibit 16.1

Letter from GGK to the Company, notifying the Company that the partners of GGK became partners of McGladrey & Pullen, LLP in a limited asset purchase agreement and that GGK resigned as independent registered public accounting firm for the Company, dated October 26, 2007.

Exhibit 16.2

Letter furnished by GGK in response to the Company’s request, addressed to the Securities and Exchange Commission, dated November 1, 2007, indicating their agreement with the statements contained in this Form 8-K filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2007

MAJESCO ENTERTAINMENT COMPANY
By:	/s/ Jesse Sutton
Name: Jesse Sutton Title: Interim Chief Executive Officer

Exhibit Index

Exhibit	Description
Exhibit 16.1

Letter from GGK to the Company, notifying the Company that the partners of GGK became partners of McGladrey & Pullen, LLP in a limited asset purchase agreement and that GGK resigned as independent registered public accounting firm for the Company, dated October 26, 2007.

Exhibit 16.2

Letter furnished by GGK in response to the Company’s request, addressed to the Securities and Exchange Commission, dated November 1, 2007, indicating their agreement with the statements contained in this Form 8-K filing.